UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


 Date of report (Date of earliest event reported): May 1, 2007


 Banc of America Funding 2007-3 Trust
(Exact name of issuing entity as specified in its charter)

 Banc of America Funding Corporation
(Exact name of depositor as specified in its charter)

 Bank of America, National Association
(Exact name of sponsor as specified in its charter)


 New York
(State or other jurisdiction of incorporation of issuing entity)

 333-130536-18
(Commission File Number of issuing entity)

 Applied For
(IRS Employer Identification Nos. of issuing entity)

 214 North Tryon Street, Charlotte, North Carolina
(Address of principal executive offices)

 28255
(Zip Code)

(704) 386-2400
Depositor's telephone number, including area code

 N/A
(Former name or former address, if changed since last report:)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240. 14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act(17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))



 Item 6.02
 Change of Servicer or Trustee

         On May 1, 2007, Bank of America, National Association transferred the servicing with respect to 32 mortgage loans in the Issuing Entity (the "Transferred Mortgage Loans") with an aggregate principal balance as of April 1, 2007 of approximately $7,096,662 to Wells Fargo Bank, N.A. Prior to May 1, 2007, the Transferred Mortgage Loans were serviced by Bank of America, National Association pursuant to a Servicing Agreement, dated April 30,2007, by and between Bank of America, National Association and Banc of America Funding Corporation.

         All disclosure required by Item 1108(a)(3)of Regulation AB (17 C.F.R. Sections 229.1100 - 229.1123) with respect to Wells Fargo Bank, N.A., as servicer, is provided in the prospectus filed pursuant to Rule 424 of the Securities Act of 1933, as amended, on May 2, 2007 under the same Central Index Key(CIK)as this periodic report on Form 8-K.

         Wells Fargo Bank, N.A. will service the Transferred Mortgage Loans pursuant to the Servicing Agreement, dated as of July 1, 2006, by and between Bank of America, National Association and Wells Fargo Bank, N.A., as modified by the Assignment, Assumption and Recognition Agreement, dated April 30, 2007, among Bank of America, National Association, Banc of America Funding Corporation, U.S. Bank National Association and Wells Fargo Bank, N.A., copies of which will be filed as an exhibit to Form 8-K on or before May 15,2007 under the same Central Index Key(CIK)as this periodic report on Form 8-K.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banc of America Funding 2007-3 Trust
(Issuing Entity)

By: Wells Fargo Bank, N.A.
    (Master Servicer)


By: /s/ Kelly Rentz
Name:  Kelly Rentz
Title: Officer


Date: May 1, 2007